POWER OF ATTORNEY

      Know all by these presents, that the undersigned
hereby authorizes Paul Davis of Tessera Technologies,
Inc., a Delaware corporation (the "Company"), or
Robert A. Koenig, Esq., Zachary Hale, Esq., or
Vedran I. Busija of Latham & Watkins LLP, to execute
for and on behalf of the undersigned, in the undersigned's
capacity as an executive officer of the Company,
Forms 3, 4 and 5, and any Amendments thereto, and
cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to Section
16(a) of the Securities Act of 1934, relating to the
undersigned's beneficial ownership of securities in
the Company.  The undersigned hereby grants to each
such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted,
as fully to all intents and purposes as the undersigned
might or could do personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney's-in-fact
substitute or substitutes, shall lawfully do or cause to be
done by virtue of this power of attorney and the rights and
powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of, and transactions in, securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 8th day of
February, 2013.

/s/ John Thode______________________
John Thode